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                                                                     Exhibit 5.1


                   [TESTA, HURWITZ & THIBEAULT, LLP LETERHEAD]


                                  July 22, 1997



Omtool, Ltd.
8 Industrial Way
Salem, NH  03079


      Re: Registration Statement on Form S-1 (File No. 333-29397) Relating to 4,600,000 Shares of Common Stock
            --------------------------------------------

Dear Sir or Madam:

      This opinion relates to an aggregate of 4,600,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Omtool, Ltd. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on June 17, 1997 (File No. 333-29397) (the "Registration Statement").

      The 4,600,000 shares of Common Stock covered by the Registration Statement consist of 3,000,000 shares being sold by the Company, 1,000,000 shares being sold by certain selling stockholders of the Company (the "Primary Selling Stockholders") and an additional 600,000 shares subject to an over-allotment option granted by certain of the Primary Selling Stockholders and other stockholders of the Company (collectively with the Primary Selling Stockholders, the "Selling Stockholders") to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

      Based upon such investigation as we have deemed necessary, we are of the opinion that (i) the shares of Common Stock to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") substantially in the form as filed as Exhibit 1.1 to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (ii) the shares of Common Stock to be sold by the Selling Stockholders are duly and validly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                      Very truly yours,



                                      /s/ TESTA, HURWITZ & THIBEAULT, LLP
                                      -------------------------------------
                                      TESTA, HURWITZ & THIBEAULT, LLP